BELLEVUE, WA--(Marketwire - 07/01/10) - Brazil Gold Corp. (OTC.BB:BRZG - News) ("Brazil Gold" or the "Company") is pleased to announce the appointment of Phillip Jennings as President and Chief Operating Officer of the Company, effective immediately.

Mr. Jennings, a member of the board of directors of the Company, assumes the posts of President and COO from his position of Vice President Corporate Development, where he has been instrumental in both the Company's financing to date and in its acquisition of the ACP asset. Chairman and CEO Tom Sawyer, in announcing the appointment, praised Jennings' work in that regard: "Working with the Board and the Company's CFO through the acquisition process demonstrated Phil's persistence, capability, and the value of his experience in international operations. His background in South American oil and gas ventures, as well as his development of successful companies in China, was invaluable in the acquisition process and will be of even greater significance as Brazil Gold grows and matures."

Mr. Jennings has thirty years of experience as an investment banker and entrepreneur, specializing in deal structure and financing of mergers and acquisitions in the resource, technology and entertainment industries. He is a co-founder and is responsible for business development at FirstForge Capital LLC, a privately held pure quant fund. He has been a principal at Mayfair Capital Partners (formerly Jennings-Link), a small investment advisory firm since 1984. As CEO of Mayfair, Mr. Jennings was founder and CEO of Teleres, the first national online real estate company, in a joint venture with Dow Jones and Company, and AEGON USA. He is the founder and former CEO of Apartment and Commercial Technology (later Darwin Networks), in a joint venture with Microsoft Corporation to provide high-speed Internet services to multi-family units nationwide, and was a co-founder of Soufun.com, the largest Internet real estate company in the world, based in Beijing, China.

Mr. Jennings himself stated, "I am excited to take on this new challenge of growing the Company through exploration. We have a massive asset, and the price of gold is at historic highs. Now is the time to aggressively pursue the opportunity we have in Brazil."

About Brazil Gold Corp.:

Brazil Gold Corp. is a publicly-traded independent gold exploration company headquartered in Bellevue, Washington, with operations on over 1.3 million hectares (3 million acres) of mineral exploration properties in the gold-rich western Amazon basin of Brazil, in areas that have seen significant historical gold production using only rudimentary evaluation and exploration methods. The stated objective of the Company is to explore for world-class gold deposits using modern technology in these untapped areas of mineral resource development. For more information, please visit www.brazilgold.com.

Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. The statements by our officers, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company's business. Actual results could vary materially from the description contained herein due to many risk factors that affect the industry the Company operates in and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under "risk factors" and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contact:

Contacts:
Brazil Gold Corp.
Phillip E. Jennings
President & Chief Operating Officer
1-877-DIG-BRAZIL (1-877-344-2729)
Investor Relations
NFC Corp.
1-877-DIG-BRAZIL (1-877-344-2729)
Email Contact
www.brazilgold.com